Exhibit 10.3

August 26, 2025

STRICTLY CONFIDENTIAL

Bluejay Diagnostics, Inc.

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

Attn: Mr. Neil Dey, President, Chief Executive Officer, and Director.

Dear Mr. Dey:

This letter agreement (this “Agreement”) constitutes the agreement between Bluejay Diagnostics, Inc. (the “Company”) and Rodman & Renshaw LLC or its assignee (“Rodman”), that Rodman shall serve as the exclusive agent, advisor or underwriter in any offering of securities of the Company (the “Securities”) during the Term (as hereinafter defined) of this Agreement, including, but not limited to, the restructuring, inducement, exercise solicitation and/or renegotiating the terms of certain warrants to purchase shares of common stock of the Company (each, an “Offering”). The terms of each Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company and Rodman and nothing herein implies that Rodman would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Securities. It is understood that Rodman’s assistance in an Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Rodman deems appropriate under the circumstances and to the receipt of all internal approvals of Rodman in connection with an Offering. The Company expressly acknowledges and agrees that Rodman’s involvement in an Offering is strictly on a reasonable best efforts basis and that the consummation of an Offering will be subject to, among other things, market conditions. The execution of this Agreement does not constitute a commitment by Rodman to purchase the Securities and does not ensure a successful Offering of the Securities or the success of Rodman with respect to securing any other financing on behalf of the Company. Rodman may retain other underwriters, brokers, dealers, agents or underwriters on its behalf in connection with an Offering.

A. Compensation; Reimbursement. At the closing of each Offering (each, a “Closing”), the Company shall compensate Rodman as follows:

1.	Cash Fee. The Company shall pay to Rodman a cash fee, or as to an underwritten Offering an underwriter discount, equal to 8.0% of the aggregate gross proceeds raised in each Offering Upon any exercise for cash of any options or warrants issued to investors in each Offering, the Company shall pay Rodman, within five (5) business days of the Company’s receipt of the exercise price, a cash fee of 8.0% of the aggregate gross exercise price paid in cash with respect thereto.

2.	Warrant Coverage. If warrants are issued to investors in an Offering, the Company shall issue to Rodman or its designees at each Closing, warrants (the “Rodman Warrants”) to purchase that number of shares of common stock of the Company equal to 8.0% of the aggregate number of shares of common stock (or common stock equivalents, if applicable) placed in each Offering (and if an Offering includes a “greenshoe” or “additional investment” component, such number of shares of common stock underlying such “greenshoe” or “additional investment” component, with the Rodman Warrants issuable upon the exercise of such component). If the Securities included in an Offering are convertible, the Rodman Warrants shall be determined by dividing the gross proceeds raised in such Offering by the Offering Price (as defined hereunder). The Rodman Warrants shall be in a customary form reasonably acceptable to Rodman, have a term of five (5) years and an exercise price equal to 125% of the offering price per share (or unit, if applicable) in the applicable Offering and if such offering price is not available, the market price of the common stock on the date an Offering is commenced (such price, the “Offering Price”). If warrants are issued to investors in an Offering, the Rodman Warrants shall have the same terms and shall be entitled to the same registration rights as the warrants issued to investors in the applicable Offering, except that such Rodman Warrants shall have an exercise price equal to 125% of the Offering Price.

3.	Expense Allowance. Out of the proceeds of each Closing, the Company also agrees to pay Rodman (a) $50,000 for non-accountable expenses; (b) up to $125,000 for fees and expenses of legal counsel and other out-of-pocket expenses (to be increased to $150,000 in case a public Offering is contemplated or consummated); plus the additional amount payable by the Company pursuant to Paragraph D.3 hereunder and, if applicable, the costs associated with the use of a third-party electronic road show service (such as NetRoadshow); provided, however, that such amount in no way limits or impairs the indemnification and contribution provisions of this Agreement.

4.	Tail. Rodman shall be entitled to compensation under clauses (1) and (2) hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind by the Company or any of its affiliates (“Tail Financing”) to the extent that any capital or funds in such Tail Financing is provided to the Company directly or indirectly by investors whom Rodman or its affiliates had contacted during the Term or introduced to the Company during the Term, if such Tail Financing is consummated at any time during the 6-month period following the expiration or termination of this Agreement (the “Tail”). For the avoidance of doubt, the rights and obligations provided for in this Paragraph A.4 shall not apply if a Closing does not occur.

5.	Right of First Refusal. If, from the date hereof until the 6-month anniversary following consummation of each Offering (subject to FINRA Rule 5110(g)(6)(A)), the Company or any of its subsidiaries decides to raise funds by means of a public offering (including an “at-the-market” facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Rodman (or any affiliate designated by Rodman) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Rodman or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. For the avoidance of doubt, the rights and obligations provided for in this Paragraph A.5 shall not apply if a Closing does not occur.

B. Term and Termination of Engagement; Exclusivity. The term of Rodman’s exclusive engagement will begin on the date hereof and end three (3) months following the date of this Agreement (the “Term”), upon which this Agreement shall automatically terminate and expire. Notwithstanding the foregoing and anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, tail, right of first refusal, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the Agreement for cause in compliance with FINRA Rule 5110 (g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal. Notwithstanding anything to the contrary contained in this Agreement, in the event that an Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to Rodman its actual and accountable out-of-pocket expenses related to an Offering (including the fees and disbursements of Rodman’s legal counsel) and, if applicable, for electronic road show service used in connection with an Offering. During Rodman’s engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Rodman, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities or investment banks in connection with an Offering and (ii) the Company will not pursue any financing transaction which would be in lieu of an Offering. Furthermore, the Company agrees that during Rodman’s engagement hereunder, all inquiries from prospective investors will be referred to Rodman. Additionally, except as set forth hereunder or pursuant to any agreement that Rodman may enter into from time to time with any other registered broker-dealer, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to any Offering.

C. Information; Reliance. The Company shall furnish, or cause to be furnished, to Rodman all information requested by Rodman for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”). In addition, the Company agrees to make available to Rodman upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that Rodman (a) will use and rely on the Information, including any documents provided to investors in each Offering (the “Offering Documents”) which shall include any Purchase Agreement (as defined hereunder), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Rodman or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by Rodman thereof, including any document included or incorporated by reference therein. At each Offering, at the request of Rodman, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance satisfactory to Rodman and its counsel as is customary for such Offering. Rodman shall be a third party beneficiary of any representations, warranties, covenants, closing conditions and closing deliverables made by the Company in any Offering Documents, including representations, warranties, covenants, closing conditions and closing deliverables made to any investor in an Offering.

D. Related Agreements. At each Offering, the Company shall enter into the following additional agreements, as applicable:

1.	Underwritten Offering. If an Offering is an underwritten Offering, the Company and Rodman shall enter into a customary underwriting agreement in form and substance satisfactory to Rodman and its counsel.

2.	Best Efforts Offering. If an Offering is on a best efforts basis, the sale of Securities to the investors in the Offering will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such investors in a form reasonably satisfactory to the Company and Rodman. Rodman shall be a third party beneficiary with respect to the representations, warranties, covenants, closing conditions and closing deliverables included in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective investors.

3.	Escrow, Settlement and Closing. If each Offering is not settled via delivery versus payment (“DVP”), the Company and Rodman shall enter into an escrow agreement with a third party escrow agent pursuant to which Rodman’s compensation and expenses shall be paid from the gross proceeds of the Securities sold. If the Offering is settled in whole or in part via DVP, Rodman shall arrange for its clearing agent to provide the funds to facilitate such settlement; provided, however, if the clearing firm provides the funds in a best efforts offering and subsequent to such delivery an investor fails to provide the necessary funds to the clearing agent for such purchase of Securities, Rodman shall instruct the clearing agent to promptly return any such Securities to the Company and the Company shall promptly return such investor’s purchase price to the clearing agent. The Company shall pay Rodman’s closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, which closing costs shall not exceed $15,950.

4.	FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that Rodman determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting agreement) in writing upon the request of Rodman to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than are reflected in this Agreement.

E. Confidentiality. In the event of the consummation or public announcement of any Offering, Rodman shall have the right to disclose its participation in such Offering, including, without limitation, the Offering at its cost of “tombstone” advertisements in financial and other newspapers and journals.

F. Indemnity.

1.	In connection with the Company’s engagement of Rodman hereunder, the Company hereby agrees to indemnify and hold harmless Rodman and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Rodman, or (B) otherwise relate to or arise out of Rodman’s activities on the Company’s behalf under Rodman’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any such Indemnified Person for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Rodman except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2.	The Company further agrees that it will not, without the prior written consent of Rodman, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.	Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be satisfactory to the Indemnified Person, and provided further that if the legal counsel to such Indemnified Person reasonably determines that the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If such Indemnified Person does not request that the Company assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.	The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Rodman is the Indemnified Person), the Company and Rodman shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Rodman on the other, in connection with Rodman’s engagement referred to above, subject to the limitation that in no event shall the amount of Rodman’s contribution to such Claim exceed the amount of fees actually received by Rodman from the Company pursuant to Rodman’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Rodman on the other, with respect to Rodman’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the applicable Offering (whether or not consummated) for which Rodman is engaged to render services bears to (b) the fee paid or proposed to be paid to Rodman in connection with such engagement.

5.	The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

G. Limitation of Engagement to the Company. The Company acknowledges that Rodman has been retained only by the Company, that Rodman is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Rodman is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Rodman or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Rodman, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Rodman, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Rodman to the Company in connection with Rodman’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Rodman shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Rodman.

H. Limitation of Rodman’s Liability to the Company. Rodman and the Company further agree that neither Rodman nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Rodman and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Rodman.

I. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event Rodman or any Indemnified Person is successful in any action, or suit against the Company, arising out of or relating to this Agreement, the final judgment or award entered shall be entitled to have and recover from the Company the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Rodman and the Company.

J. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or e-mail, if sent to Rodman, at 600 Lexington Avenue, 32nd Floor, New York, New York 10022, e-mail: dd@rodm.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, e-mail: neil.dey@bluejaydx.com, Attention: Mr. Neil Dey, President, Chief Executive Officer, and Director. Notices sent by certified mail shall be deemed received five (5) business days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices sent by e-mail shall be deemed received as of the date and time they were sent.

K. Conflicts. The Company acknowledges that Rodman and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Rodman may acquire information of interest to the Company. Rodman shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

L. Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means Rodman must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that Rodman considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

M. Miscellaneous. The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. Furthermore, the Company represents and warrants that no consent, permit, waiver, approval or authorization of any third party in connection with the execution, delivery and performance by the Company of this Agreement or an Offering, is required or has not been obtained. This Agreement shall not be modified or amended except in writing signed by Rodman and the Company. This Agreement shall be binding upon and inure to the benefit of both Rodman and the Company and their respective assigns, successors, and legal representatives. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or otherwise by electronic transmission evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Rodman and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

RODMAN & RENSHAW LLC

By:	/s/ David Dinkin
Name:	David Dinkin
Title:	President
Date:	08/26/2025

Accepted and Agreed:

BLUEJAY DIAGNOSTICS, INC.

By:	/s/ Neil Dey
Name:	Neil Dey
Title:	CEO
Date:	08/29/2025

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